Exhibit 1
Distribution Financial Services RV Trust 1999-1
July 15, 1999 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance                                                          $934,212,535.86
Beginning Pool Factor                                                                0.93420936

Distribution Allocable to Principal on Notes
               Prior                                     Current
Class    Principal Payments $1000 of orig.prin.bal. Principal Payments $1000 of orig.prin.bal.
A-1        $20,145,704.05          178.6869611       $23,151,919.48          205.3512811
A-2                 $0.00            0.0000000                $0.00            0.0000000
A-3                 $0.00            0.0000000                $0.00            0.0000000
A-4                 $0.00            0.0000000                $0.00            0.0000000
A-5                 $0.00            0.0000000                $0.00            0.0000000
A-6                 $0.00            0.0000000                $0.00            0.0000000
  B                 $0.00            0.0000000                $0.00            0.0000000
  C                 $0.00            0.0000000                $0.00            0.0000000

Distribution Allocable to Interest on Notes
                                      Prior                                     Current
Class               Rate         Interest Payment  $1000 of orig.prin.bal. Interest Payments  $1000 of orig.prin.bal.
A-1                 4.97%          $268,633.65            2.3827080          $194,460.08            1.7248085
A-2                 5.38%        $1,020,088.35            4.4833333        $1,020,088.35            4.4833333
A-3                 5.70%          $940,490.50            4.7500000          $940,490.50            4.7500000
A-4                 5.84%          $937,524.40            4.8666667          $937,524.40            4.8666667
A-5                 5.97%          $794,616.95            4.9750000          $794,616.95            4.9750000
A-6                 6.02%          $322,902.77            5.0166667          $322,902.77            5.0166667
  B                 6.36%          $132,500.00            5.3000000          $132,500.00            5.3000000
  C                 7.23%          $120,500.00            6.0250000          $120,500.00            6.0250000

Note Balance After Giving Effect to Principal Distribution
Class    Beginning Balance          Pool Factor      Ending Balance          Pool Factor
A-1        46,952,132.90             0.4164528       $23,800,213.42            0.2111015
A-2       227,529,000.00             1.0000000      $227,529,000.00            1.0000000
A-3       197,998,000.00             1.0000000      $197,998,000.00            1.0000000
A-4       192,642,000.00             1.0000000      $192,642,000.00            1.0000000
A-5       159,722,000.00             1.0000000      $159,722,000.00            1.0000000
A-6        64,366,000.00             1.0000000       $64,366,000.00            1.0000000
  B        25,000,000.00             1.0000000       $25,000,000.00            1.0000000
  C        20,000,000.00             1.0000000       $20,000,000.00            1.0000000
Servicing Fee                                                                                     $389,255.22
Servicing Fee Per $1,000 of Orig.Note                                                               0.3892552

Realized Losses                                                                                   $482,381.84

Reserve Account Balance                                                                        $13,163,624.37

Payments Received with Respect to Receivables During Most Recently Ended Collection Period     $29,704,997.47
                    Interest Payments Received                                                  $7,035,459.83
                    Scheduled Principal Payments Received                                       $5,085,752.33
                    Principal Prepayments Received                                             $17,583,785.31

Distribution to Residual Interestholders                                                                $0.00

Noteholders' Interest Carryover Shortfall                                                               $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                                           0.0000000

Aggregate Purchase Amounts for Receivables that were purchased in related Collection Period             $0.00

Ending Pool Balance                                                                           $911,060,616.38
Ending Pool Factor                                                                                 0.91105752
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